Exhibit 99.15



                         DISCOVERY LABORATORIES, INC.
                        NOTICE OF GRANT OF STOCK OPTION

            Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Discovery Laboratories, Inc. (the "Corporation"):

            Optionee: __________________________________________________________
            Grant Date: ________________________________________________________
            Vesting Commencement Date: _________________________________________
            Exercise Price:  $___________________________________ per share
            Number of Option Shares: __________________________ shares
            Expiration Date: ___________________________________________________
            Type of Option:  ______ Incentive Stock Option
                             ______ Non-Statutory Stock Option
            Date Exercisable:  Immediately Exercisable

            Vesting Schedule: The Option Shares shall be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to twenty-five percent (25%) of the Option Shares upon Optionee's completion of one
            (1) year of Service measured from the Vesting Commencement Date and shall lapse with respect to the balance of the Option Shares in thirty-six (36) successive equal monthly installments upon Optionee's completion of each additional month of Service over the thirty-six (36) month period measured from the Vesting Commencement Date. In no event shall any additional Option Shares vest after Optionee's cessation of Service.

            Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Discovery Laboratories, Inc. 1996 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee understands that any Option Shares purchased under the Option shall be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B. Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit C.

            REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL. OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE


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OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST
REFUSAL EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.

            No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

            Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

________________________, 199__
      Date


                                          DISCOVERY LABORATORIES, INC.


                                          By: __________________________________

                                          Title: _______________________________



                                          ______________________________________
                                          OPTIONEE

                                          Address: _____________________________

                                          ______________________________________


ATTACHMENTS
Exhibit A - Stock Option Agreement
Exhibit B - Stock Purchase Agreement
Exhibit C - 1996 Stock Option/Stock Issuance Plan



                                     2.

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                                   EXHIBIT A

                            STOCK OPTION AGREEMENT




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                                   EXHIBIT B

                           STOCK PURCHASE AGREEMENT




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                                   EXHIBIT C

                     1996 STOCK OPTION/STOCK ISSUANCE PLAN